Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Alta Mesa Resources, Inc.

Houston, Texas

We hereby consent to the incorporation by reference into this Registration Statement of our report dated March 29, 2018, relating to the consolidated financial statements of Alta Mesa Holdings, LP appearing in Alta Mesa Holdings, LP’s annual report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Houston, Texas

April 10, 2018